EXHIBIT 12

FLEETBOSTON FINANCIAL CORPORATION

COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS

TO FIXED CHARGES AND PREFERRED DIVIDENDS

EXCLUDING INTEREST ON DEPOSITS

(dollars in millions)

	Year ended December 31,
	2003	2002	2001	2000	1999
Earnings:
Income from continuing operations before income taxes	$3,961	$2,292	$1,541	$5,925	$3,919
Adjustments:
Fixed charges:
Interest on borrowed funds	1,441	1,610	2,816	3,912	3,182
1/3 of rent	83	88	97	105	124
Preferred dividends	28	27	44	64	83

Adjusted earnings	$5,513	$4,017	$4,498	$10,006	$7,308

Fixed charges and preferred dividends	$1,552	$1,725	$2,957	$4,081	$3,389

Adjusted earnings/fixed charges	3.55x	2.33x	1.52x	2.45x	2.16x

INCLUDING INTEREST ON DEPOSITS

(dollars in millions)

	Year ended December 31,
	2003	2002	2001	2000	1999
Earnings:
Income from continuing operations before income taxes	$3,961	$2,292	$1,541	$5,925	$3,919
Adjustments:
Fixed charges:
Interest on borrowed funds	1,441	1,610	2,816	3,912	3,182
1/3 of rent	83	88	97	105	124
Interest on deposits	1,383	2,072	3,501	4,412	4,154
Preferred dividends	28	27	44	64	83

Adjusted earnings	$6,896	$6,089	$7,999	$14,418	$11,462

Fixed charges and preferred dividends	$2,935	$3,797	$6,458	$8,493	$7,543

Adjusted earnings/fixed charges	2.35x	1.60x	1.24x	1.70x	1.52x

EXHIBIT 12 (continued)

FLEETBOSTON FINANCIAL CORPORATION

COMPUTATION OF CONSOLIDATED RATIO OF EARNINGS

TO FIXED CHARGES

EXCLUDING INTEREST ON DEPOSITS

(dollars in millions)

	Year ended December 31,
	2003	2002	2001	2000	1999
Earnings:
Income from continuing operations before income taxes	$3,961	$2,292	$1,541	$5,925	$3,919
Adjustments:
Fixed charges:
Interest on borrowed funds	1,441	1,610	2,816	3,912	3,182
1/3 of rent	83	88	97	105	124

Adjusted earnings	$5,485	$3,990	$4,454	$9,942	$7,225

Fixed charges	$1,524	$1,698	$2,913	$4,017	$3,306

Adjusted earnings/fixed charges	3.60x	2.35x	1.53x	2.47x	2.19x

INCLUDING INTEREST ON DEPOSITS

(dollars in millions)

	Year ended December 31,
	2003	2002	2001	2000	1999
Earnings:
Income from continuing operations before income taxes	$3,961	$2,292	$1,541	$5,925	$3,919
Adjustments:
Fixed charges:
Interest on borrowed funds	1,441	1,610	2,816	3,912	3,182
1/3 of rent	83	88	97	105	124
Interest on deposits	1,383	2,072	3,501	4,412	4,154

Adjusted earnings	$6,868	$6,062	$7,955	$14,354	$11,379

Fixed charges	$2,907	$3,770	$6,414	$8,429	$7,460

Adjusted earnings/fixed charges	2.36x	1.61x	1.24x	1.70x	1.53x